                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         VENTURA COUNTY NATIONAL BANK
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                     VENTURA COUNTY       NATIONAL BANCORP

                                   LOGO
                              500 ESPLANADE DRIVE
                           OXNARD, CALIFORNIA 93030

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 22, 1996

TO THE SHAREHOLDERS OF VENTURA COUNTY NATIONAL BANCORP:

  The Annual Meeting of Shareholders (the "Meeting") of Ventura County National Bancorp (the "Company") will be held at Ventura County National Bank's head office at 500 Esplanade Drive, Oxnard, California on May 22, 1996 at 6:00 p.m. for the following purposes:

    1. Election of Directors. To elect the following four persons to the Board of Directors (Class II directors) to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected and have qualified:

                               Ralph R. Bennett
                               Bart M. Hackley, Jr.
                               Richard A. Lagomarsino
                               Zella A. Rushing

    2. Other Business. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

  Only shareholders of record at the close of business on April 1, 1996 will be entitled to vote at the Meeting or any adjournment thereof.

  The Bylaws of the Company set forth the following procedures for nominations to the Board of Directors:

    Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of Directors. Notice of intention to make any nominations (other than for persons named in the notice of any meeting called for the election of Directors) is required to be made in writing and to be delivered or mailed to the President of the Company by the later of: (i) the close of business 21 days prior to any meeting of shareholders called for the election of directors, or (ii) 10 days after the date of mailing of notice of the meeting to shareholders. Such notification must contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Company owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder and the identities and locations of any such institutions; and, (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating stockholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

                                          By Order of the Board of Directors

                                          /s/ Simone Lagomarsino
                                          Simone Lagomarsino, Secretary

April 8, 1996

YOU ARE URGED TO VOTE BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF REVOCATION OF YOUR PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF SHAREHOLDERS

                                      OF

                        VENTURA COUNTY NATIONAL BANCORP

                                 MAY 22, 1996

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1996 Annual Meeting of Shareholders (the "Meeting") of Ventura County National Bancorp (the "Company") to be held on May 22, 1996 at 6:00 p.m. at 500 Esplanade Drive, Oxnard, California, and at any and all adjournments thereof.

  It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of and vote at the Meeting on or about April 8, 1996.

REVOCABILITY OF PROXIES

  A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, a Proxy will be revoked if the shareholder executing such Proxy is in attendance at the Meeting and such shareholder votes in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxyholders in accordance with the instructions specified on the Proxy. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION OF DIRECTORS NAMED HEREIN. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

PERSONS MAKING THE SOLICITATION

  This solicitation of Proxies is being made by the Board of Directors of the Company. The proxy holders are Simone Lagomarsino and Pat Brittingham, who are employees of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company and its subsidiaries, Ventura County National Bank ("Ventura") and Frontier Bank, N.A. ("Frontier") may solicit Proxies personally or by telephone without receiving special compensation therefore. The Company will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it advisable.

                               VOTING SECURITIES

  There were 9,228,723 shares of the Company's common stock ("Bancorp Stock") issued and outstanding on April 1, 1996 which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of Bancorp Stock will be entitled to one vote, in person or by Proxy, for each share of Bancorp Stock he or she held of record on the books of the Company as of the Record Date. The effect of abstentions and broker nonvotes is that such votes are not counted as being voted; however, such votes are counted for purposes of determining a quorum.

           SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Management of the Company knows of no person, other than Basswood Partners, L.P., Matthew Lindenbaum and Bennett Lindenbaum, who owns, beneficially or of record, either individually or together with associates, 5 percent or more of the outstanding shares of Bancorp Stock. The following table sets forth, as of April 1, 1996, the number and percentage of shares of outstanding Bancorp Stock beneficially owned, directly or indirectly, by each of the Company's directors and executive officers, principal shareholders, and by the directors and officers of the Company as a group. In general, beneficial ownership includes shares over which the director, principal shareholder or officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of April 1, 1996.

  Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.

                                                          AMOUNT AND
                                                          NATURE OF      PERCENT
                                                          BENEFICIAL       OF
BENEFICIAL OWNER                                          OWNERSHIP       CLASS
- ----------------                                          ----------     -------
DIRECTORS AND MANAGEMENT:
Michael Antin............................................    82,616 (1)      *
Ralph R. Bennett.........................................   109,634 (2)    1.19
Richard S. Cupp..........................................    60,084 (3)      *
James M. Davis...........................................    14,777 (4)      *
Bart M. Hackley, Jr......................................    25,908 (5)      *
W. E. Hartman............................................   398,744 (6)    4.32
James B. Hussey..........................................   125,147 (7)    1.36
Kathleen L. Kellogg......................................     8,603 (8)      *
Richard A. Lagomarsino...................................    95,496 (9)    1.03
Simone Lagomarsino.......................................     5,741(10)      *
Carl W. Raggio...........................................     8,101(11)      *
Zella A. Rushing.........................................     8,356(12)      *
Raymond E. Swift.........................................   354,186(13)    3.84
Total for Directors and Officers (numbering 13).......... 1,297,393(14)   13.97
PRINCIPAL SHAREHOLDERS:
Basswood Partners L.P., Matthew Lindenbaum and Bennett
 Lindenbaum..............................................   573,497(15)    6.21

- --------
  * Less than 1%

 (1) Mr. Antin has sole voting and investment powers as to 82,616 shares.

 (2) Mr. Bennett has sole voting and investment power as to 7,490 shares and shared voting and investment power as to 102,144 shares.

 (3) Mr. Cupp has sole voting and investment power as to 4,468 shares and 6,334 shares allocated to Mr. Cupp's account under the 401(k)/ESOP. (The allocation of shares in the 401(k)/ESOP is preliminary and subject to final adjustment by the ESOP Trustee. Management does not believe such adjustments will be material.) The number of shares includes 49,282 shares acquirable by the exercise of stock options. Mr. Cupp's option agreement contains antidilution provisions pursuant to which the number of shares of Bancorp Stock that are issuable upon the exercise of such option would be increased in the event the Company issues additional shares.

 (4) Mr. Davis has sole voting and investment power as to 14,777 shares.

 (5) Mr. Hackley has sole voting and investment powers as to 21,411 shares and shared voting and investment power as to 4,497 shares.

 (6) Mr. Hartman has sole voting and investment powers as to 250,314 shares and shared voting and investment powers as to 148,430 shares.

 (7) Mr. Hussey has sole voting and investment power as to 68,713 shares and shared voting and investment power as to 56,434 shares.

 (8) Ms. Kellogg has sole voting and investment power as to 400 shares and 5,203 shares allocated to Ms. Kellogg's account under the 401(k)/ESOP. (The allocation of shares in the 401(k)/ESOP is preliminary and subject to final adjustment by the ESOP Trustee. Management does not believe such adjustments will be material.) The number of shares includes 3,000 shares acquirable by the exercise of stock options.

 (9) Mr. Lagomarsino has shared voting and investment power as to 95,456 shares.

(10) Ms. Lagomarsino has sole voting and investment power as to 1,445 shares and 2,296 shares allocated to Ms. Lagomarsino's account under the 401(k)/ESOP. (The allocation of shares in the 401(k)/ESOP is preliminary and subject to final adjustment by the ESOP Trustee. Management does not believe such adjustments will be material.) The number of shares includes 2,000 shares acquirable by the exercise of stock options.

(11) Mr. Raggio has sole voting and investment power as to 6,101 shares allocated to his account under the 401(k)/ESOP. (The allocation of shares in the 401(k)/ESOP is preliminary and subject to final adjustment by the ESOP Trustee. Management does not believe such adjustments will be material.) The number of shares includes 2,000 shares acquirable by the exercise of stock options.

(12) Ms. Rushing has sole voting and investment power as to 8,356 shares.

(13) Mr. Swift has sole voting and investment power as to 238,387 shares and shared voting and investment power as to 115,799 shares.

(14) Includes 56,282 shares acquirable by the exercise of stock options and 19,934 shares allocated under the 401(k)/ESOP. (The allocation of shares in the 401(k)/ESOP is preliminary and subject to final adjustment by the ESOP Trustee. Management does not believe such adjustments will be material.) .

(15) Basswood Partners, L.P. ("Basswood") is a Delaware limited partnership and Matthew Lindenbaum and Bennett Lindenbaum are the sole principals of Basswood Management, Inc., Basswood's general partner. Basswood's principal office is at 52 Forest Avenue, Paramus, NJ 07652. Basswood is the general partner of Basswood Financial Partners, L.P. and advises several managed accounts.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and more than ten-percent stockholders are required by Securities Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during 1995 its officers and directors complied with all filing requirements applicable to them, except Michael Antin, Simone Lagomarsino and Zella Rushing, each of whom had one late filing with respect to one transaction.

                             ELECTION OF DIRECTORS

  The Company's Bylaws provide that the number of directors of the Company shall be not less than seven (7) nor more than thirteen (13) until changed by an amendment to the Bylaws adopted by the Company's shareholders. The Bylaws further provide that the exact number of directors shall be ten (10) until changed by a Bylaw amendment duly adopted by either the Company's shareholders or its Board of Directors.

  The Company's Bylaws provide for a classified Board of Directors with four directors (out of a present total of ten) to be elected at the 1996 annual meeting to serve three-year terms expiring at the 1999 annual meeting and until their respective successors are elected and qualified. Directors elected at the meeting will serve as Class II directors.

  The nominees named below, all of whom are currently Class II members of the Company's Board of Directors whose terms expire this year, have been nominated for election as directors to serve until the 1999 Annual Meeting and until their respective successors are elected and qualified. The four nominees for directors receiving the most votes will be elected directors. Unless otherwise directed, votes will be cast by the proxyholders in such a way to effect, if possible, the election of the four nominees named herein. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Company's Board of Directors. The Company's Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

  North Phoenix Investors, Ltd. is a California partnership of which Mr. Antin was the general partner, until November 1992, at which time Mr. Antin was replaced as general partner. In 1993 the new general partner filed for bankruptcy on behalf of the partnership, which bankruptcy was dismissed in 1995.

  The following table sets forth as of April 1, 1996, the names of and certain information concerning (i) the persons nominated by the Company's Board of Directors for election as Class II directors of the Company and (ii) persons continuing as directors of the Company.

                                      YEAR FIRST
                                      APPOINTED               PRINCIPAL OCCUPATION
NAME AND TITLE                AGE      DIRECTOR            DURING THE PAST FIVE YEARS
- --------------                ---     ----------           --------------------------
NOMINEES:
Ralph R. Bennett              66         1992    Vice President, Andreini and Co. (insurance
 Director                                        brokers)
Bart M. Hackley, Jr.          51         1987    Certified Public Accountant; Executive Direc-
 Director                                        tor of the Johnnie Mercer Foundation; Partner
                                                 in the accountancy firm of Hackley and Orms-
                                                 by, CPAs, prior to 1995.
Richard A. Lagomarsino        64         1984    President, Lagomarsino's (beer and wine dis-
 Director                                        tributor).
Zella A. Rushing              55         1993    Retired Chair of the Board, H & H Oil Tool
 Director                                        Co., Inc. (oil tool service company).
CONTINUING DIRECTORS:

Michael Antin                 57         1986    Attorney, Antin & Taylor, a law corporation.
 Director
Richard S. Cupp               55         1993    President/CEO of the Company; President/CEO
 President/Chief Executive                       of Ventura County National Bank; Director,
 Officer and Director                            Frontier Bank, N.A.; all since July 1993. Ex-
                                                 ecutive Vice President at CalFed, Inc. 1983-
                                                 1993.
James M. Davis                58         1986    Certified Public Accountant, American Express
 Director                                        Financial Advisors (and predecessor firms).
W. E. Hartman                 62         1984    President of Taft Electric Co. (electrical
 Director                                        contractors).
James B. Hussey               59         1986    Partner, Hussey Insurance.
 Chairman
Raymond E. Swift              65         1989    Self-employed; Owner, Swift Financial Corp.,
 Director                                        (investments); Owner, Swiftwood Corp., (real
                                                 estate investments).

  None of the directors were selected pursuant to any arrangement or understanding other than with the directors and officers of the Company acting within their capacities as such. There are no family relationships between any of the directors and executive officers of the Company. None of the directors or officers of the Company serve as directors of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Exchange Act or any investment company registered under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS AND COMMITTEES

  The Company's Board of Directors met 14 times during 1995. All directors attended at least 75 percent of all Board of Directors and committee meetings of the Company which they served on and were held during 1995.

  The Committees are composed of members of the Board of Directors of the Company as follows:

          EXECUTIVE COMMITTEE                  COMPENSATION COMMITTEE

James B. Hussey, Chairman              Zella A. Rushing, Chairman
Richard S. Cupp                        Ralph R. Bennett
James M. Davis                         James B. Hussey
Richard A. Lagomarsino                 Raymond E. Swift

        AUDIT REVIEW COMMITTEE                  NOMINATING COMMITTEE

James B. Hussey, Chairman              W. E. Hartman, Chairman
Michael Antin                          Michael Antin
Ralph R. Bennett                       Richard S. Cupp
Bart M. Hackley, Jr.                   Bart M. Hackley, Jr.
                                       James B. Hussey
                                       Raymond E. Swift

     STRATEGIC PLANNING COMMITTEE

Richard S. Cupp, Chairman
Michael Antin
James M. Davis
W. E. Hartman
James B. Hussey
Zella A. Rushing

  The functions of the Audit Review Committee, which met 8 times in 1995, are to review the scope, planning and results of the audits and examinations of the Company and its subsidiaries. The functions of the Compensation Committee, which met 7 times in 1995, are to consider new officers of the Company, Ventura and Frontier, to recommend to the full Board of Directors the compensation of the president and chief executive officer of the Company, the amount of bonuses, if any recommended to be distributed to officers of the Company, Ventura and Frontier under the Company's incentive bonus plan, and to review and report to the full Ventura and Frontier Boards its recommendations relative to employee benefit programs. The function of the Nominating Committee is to recommend nominees for director positions on the Company's Board of Directors and appointees to the boards of directors of Ventura and Frontier. The Nominating Committee will consider nominees recommended by shareholders for election to the Board of Directors. The names of proposed nominees should be submitted in writing to the Secretary of the Company, together with relevant biographical data not later than January 31st of each year. The Committee seeks qualified, dedicated and highly regarded individuals with experience that would be helpful to the Company and who would represent the best interests of the Company and the shareholders. The Nominating Committee met once during 1995. The functions of the Strategic Planning Committee, which met once in 1995, are to discuss and propose guidelines for capital planning, the selection of merger and/or acquisition candidates and all issues related to plans for long-term growth of the Company.

EXECUTIVE OFFICERS

  The following table sets forth information concerning executive officers of the Company and certain executive officers of Ventura and Frontier.

                                              POSITION AND PRINCIPAL OCCUPATION FOR THE PAST 5
 NAME                                 AGE                           YEARS
 ----                                 ---     ------------------------------------------------
 Richard S. Cupp                      55      President and CEO of the Company and President
                                              and CEO of Ventura since July 1993. Mr. Cupp was
                                              formerly an Executive Vice President at CalFed,
                                              Inc. from 1983 to 1993.
 Kathleen L. Kellogg                  42      President and CEO of Frontier since November
                                              1994. Ms. Kellogg was formerly Senior Vice President
                                              and Division Manager--Commercial and Business Lend-
                                              ing of California Federal Bank from 1989 to
                                              March 1994.
 Simone Lagomarsino                   34      Senior Vice President/Chief Financial Officer of
                                              the Company since March 1995. Prior to joining
                                              the Company, Ms. Lagomarsino was a financial
                                              consultant for Prudential Securities from
                                              September 1993 to March 1995; an independent bank
                                              consultant from April 1993 to September 1993;
                                              Chief Executive Officer of Premier Bank from April
                                              1991 to April 1993; Chief Financial Officer of
                                              Premier Bank from December 1990 to April 1991;
                                              Senior Vice President-Budgets and Financial
                                              Planning of City National Bank from June 1990 to
                                              December 1990; and Chief Financial Officer of
                                              Warner Center Bank from April 1988 to June 1990
                                              when it was merged into City National Bank.
 Carl W. Raggio                       43      Executive Vice President/Chief Credit Officer
                                              with Ventura since September 1994. Mr. Raggio
                                              was Executive Vice President/Chief operating
                                              officer and Director of CUB Funding Corporation
                                              from July 1993 to June 1994. Prior to that, Mr.
                                              Raggio was Executive Vice President and Chief
                                              Credit Officer of California United Bank, N.A.
                                              from October 1990 to July 1993, Senior Vice
                                              President and Assistant Manager, Commercial
                                              Banking of Mercantile National Bank from March
                                              1990 to October 1990 and Regional Vice President
                                              of Bank of the West, Banque Nationale de Paris
                                              from December 1986 to March 1990.

EXECUTIVE COMPENSATION

  The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the two other executive officers of the Company (determined as of the end of the last fiscal year) whose annual salary and bonus exceeded $100,000 in 1995 (the "Named Executives") for each of the fiscal years ended December 31, 1995, 1994 and 1993:

                          SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                                                      -----------------------------
                                         ANNUAL COMPENSATION                AWARDS          PAYOUTS
                                    ------------------------------    -------------------   -------
               (A)                   (B)    (C)      (D)     (E)         (F)       (G)        (H)     (I)
              -----                 -----  -----    -----   -----       -----     -----      -----   -----
                                                            OTHER                                     ALL
                                                           ANNUAL     RESTRICTED                     OTHER
                                                           COMPEN-      STOCK                LTIP   COMPEN-
             NAME AND                      SALARY   BONUS  SATION       AWARDS   OPTIONS/   PAYOUTS SATION
        PRINCIPAL POSITION          YEAR    ($)      ($)     ($)         ($)      SARS(1)     ($)     ($)
        ------------------          ----- -------- ------- -------    ---------- --------   ------- -------
Richard S. Cupp...................  1995  $180,900 $47,421 12,480(2)      --         --        --   $2,314(3)
President, Chief Executive Officer  1994   167,500     --   9,000(4)      --         --        --    2,314(3)
of the Company and Ventura          1993    87,252     --   4,500(4)      --      82,136(5)    --      578(3)

Kathleen L. Kellogg...............  1995  $131,250 $30,656 10,000(7)      --      15,000       --    1,681(3)
President and Chief Executive       1994    20,353     --   1,400(4)      --      15,000       --      --
Officer of Frontier(6)              1993        NA      NA     NA         NA          NA       NA       NA

Carl W. Raggio....................  1995  $125,000 $20,186    --          --      15,000       --      --
Executive Vice President/Chief      1994    34,155     --     --          --      10,000       --      --
Credit Officer of Ventura(8)        1993        NA      NA     NA         NA          NA       NA       NA

- --------
(1) Reflects grant of options.
(2) Includes $3,480 for club memberships and a $9,000 auto allowance.
(3) This amount represents life insurance premiums.
(4) This amount represents auto allowances.
(5) Represents an original grant of 50,000, as adjusted pursuant to the antidilution provisions of Mr. Cupp's option to take account of shares issued in the 1993 private placement and the 1995 rights offering.
(6) Ms. Kellogg joined the Company in November 1994.
(7) Includes $3,000 for club memberships and a $7,000 auto allowance.
(8) Mr. Raggio joined the Company in September 1994.

  The following table contains information concerning Options and Stock Appreciation Rights granted during 1995 to the Chief Executive Officer and Named Executives.

 AGGREGATED OPTIONS/SAR GRANTS IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE

                                                                           POTENTIAL
                                                                          REALIZABLE
                                                                           VALUE AT
                                                                        ASSUMED ANNUAL
                                                                        RATES OF STOCK
                                                                         APPRECIATION
                           INDIVIDUAL GRANTS                            FOR OPTION TERM
 ---------------------------------------------------------------------- ---------------
          (A)                (B)          (C)        (D)        (E)       (F)     (G)
         -----              -----        -----      -----      -----     -----   -----
                          NUMBER OF    % OF TOTAL
                          SECURITIES  OPTIONS/SARS EXERCISE
                          UNDERLYING   GRANTED TO  OR BASE
                         OPTIONS/SARS EMPLOYEES IN   PRICE   EXPIRATION
NAME                       GRANTED    FISCAL YEAR  ($/SHARE)    DATE     5%($)  10%($)
- ----                     ------------ ------------ --------  ---------- ------- -------
Richard S. Cupp.........       --          --         --           --       --      --
Kathleen L. Kellogg.....    15,000(1)     26.1%     $3.88     11/16/05  $36,600 $92,700
Carl W. Raggio..........    15,000(1)     26.1%     $3.88     11/16/05  $36,600 $92,700

- --------
(1) The option is for a term of ten years and is exercisable in five installments of 20% each. The first installment vests twelve months from the date of grant and subsequent installments annually thereafter with full vesting occurring on the 5th anniversary date after the grant.

  The following table contains information concerning the exercise of Options during the fiscal year ended December 31, 1995 and unexercised Options held by the Chief Executive Officer and Named Executives as of December 31, 1995.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUE

        (A)             (B)        (C)           (D)                (E)
       -----           -----      -----         -----              -----
                                              NUMBER OF     VALUE OF UNEXERCISED
                       SHARES                UNEXERCISED        IN-THE-MONEY
                      ACQUIRED             OPTIONS/SARS AT    OPTIONS/SARS AT
                         ON       VALUE      12/31/95(#)        12/31/95($)
                      EXERCISE REALIZED(1)   EXERCISABLE/       EXERCISABLE/
NAME                     (#)       ($)     UNEXERCISABLE(1)   UNEXERCISABLE(2)
- ----                  -------- ----------- ---------------- --------------------
Richard S. Cupp.....    None       N/A      49,282/32,854     $109,800/$73,199
Kathleen L. Kellogg.    None       N/A       3,000/27,000     $  3,750/$15,000
Carl W. Raggio......    None       N/A       2,000/23,000     $  2,500/$10,000

- --------
(1) Options only. The Company has not granted any SARs.
(2) Market value of underlying securities at December 29, 1995 ($3.75), minus the exercise price.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

  The Company's Board of Directors in 1993 approved an Employment Agreement for Mr. Cupp which provides that he be employed by the Company for a period commencing on July 15, 1993 and continuing for a three (3) year period from said date unless sooner terminated. The Agreement further provides that should Mr. Cupp be terminated during that period without cause he will be entitled to receive severance payment in the amount of nine (9) months of his then current annual salary. The Agreement also stipulates that Mr. Cupp will be entitled to receive severance payment in an amount equal to nine (9) months of his annual base salary in effect at said termination in the event of his medical or legal disability.

  The Company's Board of Directors in 1993 also approved salary and a benefit and salary continuation agreement for Mr. Cupp which provides salary and benefit continuation to said executive, at the rate in effect at the time of the control change, for three years in the event there is a change in control of the Company and the executive does not remain in the employment of the surviving company or in the event the executive becomes disabled subsequent to the change in control. The agreement is for a term of three years and is automatically extended for an additional year on the anniversary date of the agreement unless the Company gives notice to the executive that the agreement will not be extended not later than ninety (90) days prior to said anniversary date. In February 1996, the Board of Directors approved an increase in Mr. Cupp's base salary to $191,754.

  The Company's Board of Directors approved an Employment Agreement for Ms. Kellogg, which provides that she shall be employed by Frontier for a period of one year commencing December 21, 1994, and shall automatically be renewed for successive one-year terms unless sooner terminated. The Agreement further provides that should Ms. Kellogg be terminated during the term without cause, or in the event of her medical or legal disability, she shall be entitled to receive severance payments in the amount of nine (9) months of her then current annual base salary. Ms. Kellogg's agreement also provides that, in the event of a change in ownership or control of Frontier and the elimination or material change in Ms. Kellogg's position, she shall receive twelve (12) months of her then current annual base salary. Ms. Kellogg's base salary was initially set at $125,000 with the opportunity to earn a bonus which is in the sole discretion of Frontier's Board of Directors. In addition, Ms. Kellogg was granted incentive stock options to acquire 15,000 shares of the Company's common stock in November 1994. In August 1995, Ms. Kellogg's annual base salary was increased to $140,000. Ms. Kellogg was granted additional incentive stock options covering 15,000 shares in November 1995. In February 1996, the Board of Directors approved an increase in Ms. Kellogg's annual base salary to $143,500.

  The Company's Board of Directors approved an Employment Agreement for Mr. Raggio, which provides that he shall be employed by Ventura at will, but should Mr. Raggio be terminated without cause, or in the event of his medical or psychological disability, he shall be entitled to receive severance payments in the amount of six (6) months of his then current annual base salary. Mr. Raggio's agreement also provides that, in the event of a change in ownership or control of Ventura, he shall receive six (6) months of his then current annual base salary. Mr. Raggio's base salary was initially set at $125,000 with annual increases to be in the sole discretion of Ventura's Board of Directors. In addition, Mr. Raggio was granted stock options for 10,000 shares of the Company's common stock in November 1994. Mr. Raggio was granted additional incentive stock options covering 15,000 shares in November 1995. In February 1996, the Board of Directors approved an increase in Mr. Raggio's annual base salary to $140,000.

  The Company's Board of Directors approved an Employment Agreement for Simone Lagomarsino, which provides that she shall be employed for a period of one year commencing March 27, 1995, and shall automatically be renewed for successive one-year terms unless sooner terminated. The Agreement further provides that should Ms. Lagomarsino be terminated during the term without cause, or in the event of her medical disability, she shall be entitled to receive severance payments in the amount of six (6) months of her then current annual base salary. Ms. Lagomarsino's agreement also provides that, in the event of a change in ownership or control of the Company and the elimination or material change in Ms. Lagomarsino's position, she shall receive six (6) months of her then current annual base salary. Ms. Lagomarsino's base salary was initially set at $97,000. In addition, Ms. Lagomarsino was granted incentive stock options for 10,000 shares of the Company's common stock in November 1994. Ms. Lagomarsino was granted additional incentive stock options covering 15,000 shares in November 1995. In February 1996, the Board of Directors approved an increase in Ms. Lagomarsino's annual base salary to $112,500.

COMPENSATION OF DIRECTORS

  Directors' fees of $1,000 per board meeting are paid to each director of the Company, except the Chairman who receives $1,500 per board meeting. Directors attending special meetings and other standing committee meetings which are held on a day other than the day of a regular board meeting receive $100 per meeting. Directors of the Company have received ten year stock options under the Company's 1991 Stock Option Plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Report of the Compensation Committee of the Board of Directors to shareholders shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE CHARTER

  The Compensation Committee of the Board of Directors for Ventura County National Bancorp has been established to review policies and procedures established by the Company and the banks which cover employee and director compensation and benefit programs, with emphasis on senior level officers. The Compensation Committee operates under the direction of and at the discretion of the full Board of Directors to assess and assure the banks' consistency in their compensation policies and procedures and with competitive market practice. The Committee's decisions are subject to final approval by the Board of Directors. The Committee will also review compliance with all Federal and State employment and labor regulations. The Committee will meet on call by the Chairperson of the Committee, and not less than quarterly during the calendar year.

  The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

COMPENSATION COMMITTEE REPORT

  Under the supervision and direction of the Board of Directors, the Compensation Committee has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of its shareholders with those of its officers and employees.

  The Board of Directors establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels of the Chief Executive Officer ("CEO"). The Compensation Committee administers the Management Incentive Compensation Program and the Salary Continuation Plan. The 401(k)/Employee Stock Ownership Plan ("ESOP") is administered by an administrative committee appointed by the Company's Board of Directors.

COMPENSATION PHILOSOPHY

  In designing the Company's compensation programs, the Board of Directors adheres to the belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. The Company's compensation programs reflect the following key themes:

  . Compensation should be meaningfully related to the value created for shareholders.

  . Compensation programs should support the short- and long-term strategic goals and objectives of the Company

  . Compensation programs should reflect and promote the Company's values and reward individuals for significant contributions to the Company's success.

  . Short- and long-term compensation play a critical role in attracting and retaining well-qualified employees.

  . While compensation opportunities should be based on individual contribution, the actual amounts earned under incentive-based compensation programs should reflect how the Company performs.

PAY MIX AND MEASUREMENT

  The Company's compensation programs are based on three components, each of which is intended to serve the overall compensation philosophy.

  Base Salary. Base salary is targeted at the competitive median for comparably sized, California-headquartered banks and bank holding companies. For the purposes of establishing these levels, the Company compares itself to a selected group of institutions whose compensation packages are reported in a variety of compensation surveys. These include the California State Banking Department, the Bank Administration Institute and the California Bankers' Association as well as a number of other independent surveys.

  Annual Incentives. Annual incentives for officers are intended to reflect the Company's belief that management's contribution to shareholders' return is centered in both increased earnings and the development and maintenance of an asset portfolio characterized by its overall quality and stability. Accordingly, distributions from earnings, pursuant to the Incentive Plan are made only in those years when profitability is demonstrated.

  The Incentive Plan was adopted by the Board of Directors for the 1995 fiscal year. Full-time employees of the Company or the Banks who were eligible to participate in the Incentive Plan include the CEO and President of VCNB and Frontier (Group I participants), Executive Vice Presidents and Senior Vice Presidents (Group II participants) and selected managers (Group III participants). During 1995, 23 officers, including each of the Named Executives, were eligible to participate in the Incentive Plan.

  The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Committee, acting on the recommendations of the President of the Company, selects the participants and makes recommendations to the Board of Directors with respect to the amount and timing of any awards. The Board of Directors may amend, terminate or suspend the Incentive Plan at any time.

  Subject to certain Incentive Plan safeguards and limitations, participants were eligible to receive a cash bonus under the Incentive Plan equal to a percentage of the participant's base salary, provided certain corporate objectives for financial performance were met. The incentive payments would be based upon achieving certain pre-tax income targets and profitability (as measured by return on assets) relative to certain of its peers. In addition, participants, particularly Group III participants, must achieve certain individual performance targets to be considered eligible for a bonus. The incentive opportunities ranged from 20%-46% of base salary for Group I participants, 15%-36% of base salary for Group II participants and 10%-27% of base salary for Group III participants. The incentive opportunity for Group I participants was weighted 70% on the performance objective and 30% on the peer comparison objective. The incentive opportunity for Group II participants was weighted 75% on the performance objective and 25% on the peer comparison objective. The incentive opportunity for Group III participants was based primarily on achievement of individual performance measurements, adjusted upward or downward based on the performance and peer comparison factors.

  The Incentive Plan provides for certain controls that have the effect of preventing inappropriate payments. However, the Board of Directors has the discretion to make individual awards if the performance of the Company or either Bank prevents payments under the Incentive Plan. Such discretionary awards are limited to 20% of a Group I participant's base salary, 15% of a Group II participant's base salary and 10% of a Group III participant's base salary. Furthermore, a participant must have achieved an above average performance rating to be eligible for a discretionary award.

  Based upon the Company's performance during 1995, $203,000 was distributed among participants in the Incentive Plan. Participants received payouts ranging from $2,025 to $47,421 pursuant to the Incentive Plan.

  Long-Term Incentives. Long-term incentives are provided through the grant of stock options to certain employees of the Company and its subsidiaries. Stock options are granted at the market value prevailing on the date of grant and are intended to retain and motivate employees to improve the Company's long-term stock market performance as the options will have value only if the market price of the underlying stock appreciates. In 1995, stock options were granted to six officers in amounts ranging from 2,500 to 15,000 shares.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  The salary of the CEO is reviewed by the Compensation Committee on an annual basis which makes recommendations to the Board of Directors with respect to changes based on: (1) an assessment and evaluation of the CEO's contribution to the Company; and (2) changes in median competitive pay levels. The Board of Directors makes the final determination of the CEO's salary.

  Mr. Cupp joined the Company in July, 1993. His base salary was determined principally on the terms of his Employment Agreement and was $180,900 for 1995. In evaluating Mr. Cupp's performance in January 1995, the Compensation Committee considered (1) the economy, both state-wide and in the specific markets served by the Company's subsidiary banks, (2) the overall quality of the subsidiaries loan portfolios (as measured by the percent of nonperforming loans in each portfolio); (3) the effect and extent of the Company's efforts at cost containment measures effected through a number of expense reduction programs, (4) the Company's overall growth as measured by total assets and the increase in total deposits and total loans of each subsidiary, and (5) new programs, products and operating divisions introduced during the previous year.

  In evaluating each of the above areas, the Compensation Committee also considered the CEO's consistent commitment to the long-term success of the Company through development of new products, improved market share, increased return on shareholders' equity and improvement in the Company's financial condition.

  In addition, Mr. Cupp received $47,421 pursuant to the Incentive Plan.

  Mr. Cupp is responsible for recommending the base salary of other executive officers of the Company, as well as recommending the amount of bonus, if any, each officer is entitled to receive.

Dated: March 28, 1996                     THE COMPENSATION COMMITTEE

                                          Zella A. Rushing, Chairperson
                                          James B. Hussey, Member
                                          Ralph R. Bennett, Member
                                          Raymond E. Swift, Member

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In 1995, Mr. James B. Hussey, the Company's Chairman of the Board served as a member of the Compensation Committee whose other members were Zella A. Rushing, Ralph R. Bennett and Raymond E. Swift. There are no Compensation Committee interlocks between the Company and other entities involving Company executive officers and Company board members other then as described below.

  Frontier uses Speedy Express Service for messenger services for itself and its customers. Mr. James B. Hussey, the Company's Chairman of the Board, along with his son were the owners of Speedy Express Service. Mr. James B. Hussey sold his entire interest in the business to John J. Hussey, his son, on October 17, 1995. The amount payable by Frontier to Speedy Express Service is dependent on the number of customers served, number of messenger trips and extra messenger services provided. The cost per month of the messenger service has been about $4,300. Frontier started using Speedy Express Service in October, 1992. Management of Frontier believes the terms of the messenger services provided by Speedy Express Service are no less favorable to Frontier than could have been obtained from unaffiliated parties.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the Company's cumulative total shareholder return on Bancorp Stock with the return of the Nasdaq Composite Index and a peer constructed by the Company. The graph assumes $100 was invested on December 31, 1990 with all dividends fully reinvested. The peer group is the same as last year's peer group.

  The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG VENTURA COUNTY NATIONAL BANCORP, THE NASDAQ COMPOSITE
                            INDEX AND A PEER GROUP

                       [PERFORMANCE GRAPH APPEARS HERE]

                                              Cumulative Total Return
                                      ----------------------------------------
                                      12/90  12/91  12/92  12/93  12/94  12/95

VENTURA CNTY NATL BANCORP   VCNB       $100   $ 62   $ 68   $ 37   $ 41   $ 80

PEER GROUP                  PPEER1     $100   $ 73   $ 75   $ 84   $ 91   $131

NASDAQ STOCK MARKET--US     INAS       $100   $161   $187   $215   $210   $296

- --------
 * $100 invested on 12/31/90 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

  The peer group is weighted according to the stock market capitalization market for the following stocks: CU Bancorp, California State Bank, Civic Bancorp, National Mercantile Bancorp, Riverside National Bank, Sierra Tahoe Bancorp, Sunrise Bancorp and Transworld Bancorp. The value of $100 invested on December 31, 1990 for the five year period ending on December 31, 1995, with all dividends fully reinvested, was $296.00, $131.00 and $80.00 for the Nasdaq Composite Index, the peer group and the Company respectively.

                             CERTAIN TRANSACTIONS

  Some of the Company's directors and executive officers and their immediate families as well as the companies with which they are associated are customers of, or have had banking transactions with, Ventura and/or Frontier in the ordinary course of Ventura's and Frontier's business, and Ventura and Frontier expect to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

  For a discussion of certain relationships between the Company and Mr. James Hussey, a director of the Company, see "Compensation Committee Interlocks and Insider Participation."

                            INDEPENDENT ACCOUNTANTS

  The firm of Deloitte & Touche LLP served as independent public accountants for the Company, Ventura and Frontier through the year 1995. All services rendered by Deloitte & Touche LLP were approved by the Company's Board of Directors, which has determined the firm of Deloitte & Touche LLP to be independent. It is expected that one or more representatives of Deloitte & Touche LLP will be present at the Meeting and will be given the opportunity to make a statement, and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company's 1997 Annual Meeting of Shareholders is December 10, 1996.

                                 OTHER MATTERS

  Management does not know of any matters to be presented at the meeting, other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the Proxy in accordance with the recommendations of management on such matters and discretionary authority to do so is included in the Proxy.

                                 ANNUAL REPORT

  The Annual Report to Shareholders which contains the consolidated financial statements of the company and its subsidiaries and the report thereon of Deloitte & Touche LLP for the fiscal year ended December 31, 1995 is being mailed concurrently with this Proxy Statement to all shareholders as of the Record Date.

  A COPY OF THE COMPANY'S 1995 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO MS. SIMONE LAGOMARSINO, CORPORATE SECRETARY, VENTURA COUNTY NATIONAL BANCORP, 500 ESPLANADE DRIVE, OXNARD, CALIFORNIA 93030.

                                          VENTURA COUNTY NATIONAL BANCORP

                                          /s/ Simone Lagomarsino
                                          Simone Lagomarsino, Secretary

Dated: April 8, 1996

- --------------------------------------------------------------------------------
                                                              Please mark   [X]
                                                              your votes as
                                                              indicated in
                                                              this example

1. ELECTION OF DIRECTORS.

      FOR all nominees                WITHHOLD
     listed below (except            AUTHORITY
     as marked to the             to vote for all
     contrary below).          nominees listed below.
          [_]                         [_]

Nominees and year term expires:
Ralph R. Bennett (1999)                  Bart M. Hackley, Jr. (1999)
Richard A. Lagomarsino (1999)            Zella A. Rushing (1999)

(Instructions: To withhold authority for any one or more nominees, write that nominee's or nominees' names in the space provided below.)

- ----------------------------------------------------------------------------

2. OTHER BUSINESS. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the Meeting and any and all adjournment or adjournments thereof.

          FOR                      AGAINST                      ABSTAIN
          [_]                        [_]                          [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

I plan to attend the Meeting.  [_]

The undersigned hereby ratifies and confirms all that said proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement accompanying said notice.

Dated:
       -------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Number of Shares

- --------------------------------------------------------------------------------
(Name of Shareholder, Printed)

- --------------------------------------------------------------------------------
(Signature of Shareholder)

- --------------------------------------------------------------------------------
(Name of Shareholder, Printed)

- --------------------------------------------------------------------------------
(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES UNLESS AUTHORITY TO DO SO IS WITHHELD FOR ALL NOMINEES OR FOR ANY INDIVIDUAL NOMINEE. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

- --------------------------------------------------------------------------------
                . FOLD AND DETACH HERE .

- -----------------------------------------------------------------------------



REVOCABLE PROXY

                       VENTURA COUNTY NATIONAL BANCORP
                 Annual Meeting of Shareholders - May 22, 1996

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of Ventura County National Bancorp (the "Company") hereby nominates, constitutes and appoints Simone Lagomarsino and Pat Brittingham, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Company's Headquarters, 500 Esplanade Drive, Oxnard, California on Wednesday, May 22, 1996 at 6:00 p.m., and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:



- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .